Exhibit 99.1

February 22, 2017

Internap Corporation Raises $43 Million in Common Equity Private Placement

— Net proceeds to be used to reduce debt

— Management reaffirms 2016 and 2017 financial guidance

— Fourth quarter 2016 results to be reported on March 9, 2017

ATLANTA, Feb. 22, 2017 /PRNewswire/ — Internap Corporation (NASDAQ: INAP) (“INAP” or the “Company”), a leading technology provider of high-performance Internet infrastructure services, today announced a private placement of approximately 23.8 million shares of its common stock at a price of $1.81 per share, for aggregate gross proceeds of approximately $43 million. The funding in the private placement is provided by a group of investors that include affiliates of or funds managed by GAMCO Investors, Inc. and accounts advised by Avenir Corporation. The settlement date for the transaction is February 27, 2017.

The Company will use the net proceeds of the offering to repay a portion of its term loan indebtedness. The equity offering and debt repayment will enable the Company to meet conditions under the Third Amendment and Waiver to Credit Agreement dated as of January 26, 2017 that among other things eases restrictions on the interest coverage ratio and leverage coverage ratio covenants. The Company expects this to provide it with additional operating flexibility as it continues to implement its business plan.

“The confidence demonstrated by our investors in the future of INAP is extremely motivating to the entire management team as we continue our comprehensive operations improvement initiative,” said Peter D. Aquino, President and Chief Executive Officer. “The speed with which our new team is moving to right-size our business and invest in sales and marketing to capture strong market demand for Colocation and Cloud services is impressive. The next steps in the 2017 transformation of the new INAP is to approach the market as two pure plays, complete our debt refinancing, and begin to consider strategic opportunities to bolster our organic growth.”

INAP reaffirms guidance for 2016, consisting of revenue of $297 million to $300 million, adjusted EBITDA of $81 million to $83 million, and capital expenditures of $47 million to $50 million, and its guidance for 2017, consisting of revenue of $275 million to $285 million, adjusted EBITDA of $84 million to $87 million and capital expenditures of approximately $42 million.

Jefferies LLC served as the placement agent for the offering. Jenner & Block LLP acted as legal counsel to the Company, and White & Case LLP acted as legal counsel to Jefferies LLC.

Fourth Quarter 2016 Conference Call Information:

Internap Corporation will release fourth quarter 2016 financial results before market open on Thursday, March 9, 2017. At 8:30 a.m. ET the same day, senior management will host a conference call presentation to discuss the results.

The call can be accessed by dialing 877-334-0775. International callers should dial 631-291-4567. Listeners may connect to the simultaneous webcast, which will include accompanying presentation slides, on the Investor Relations section of the INAP website. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Thursday, March 9, 2017 at 11:30 a.m. ET through Thursday, March 16, 2017 at 855-859-2056 using replay code 62423127. International callers can listen to the archived event at 404-537-3406 with the same code.

About INAP

Internap Corporation (NASDAQ: INAP) is a leading technology provider of internet infrastructure through both Colocation Business and Enterprise Services (including network connectivity, IP, bandwidth, and Managed Hosting), and Cloud Services (including enterprise-grade AgileCLOUD 2.0, Bare-Metal Servers, and SMB iWeb platforms). INAP’s global high-capacity network connects 15 company-controlled Tier 3-type data centers in major markets in North America, 34 wholesale partnered facilities, and points of presence in 26 central business districts around the world. INAP continues to transform since its inception in 1996, meeting customer demand for custom solutions and high-touch state-of-the-art colocation and cloud products and services. INAP now operates a premium business model that also provides high-power density colocation, low-latency bandwidth, and public and private cloud platforms in an expanding internet infrastructure industry.

For more information, visit www.inap.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our initiatives regarding sales and marketing; our strategy to align into pure-play businesses; initiatives regarding balance sheet recapitalization and strategic opportunities; and our expectations for 2016 and 2017 revenues, adjusted EBITDA and capital expenditures. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance Internet infrastructure services and customer churn levels. These assumptions may prove to be inaccurate in the future. Because such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy and drive growth; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; our ability to protect our intellectual property; market conditions and the terms of any issuance of equity or debt securities or the refinancing or amendment of our indebtedness; risks related to our indebtedness, including our substantial amount of debt, our ability to incur debt and increases in interest rates or in our borrowing margins; our ability to meet the financial and other covenants contained in our credit agreement; as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Non-GAAP Financial Measures

Because of the forward-looking nature of the Company’s forecasts of adjusted EBITDA, specific quantifications of the amounts that would be required to reconcile a pre-tax income or loss are not available. The Company believes that there is a degree of volatility with respect to certain of the Company’s GAAP measures which preclude the Company from providing accurate forecast of GAAP to non-GAAP reconciliations. Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP adjusted EBITDA would imply a degree of precision that would be confusing or misleading to investors.

INAP Investor Contacts

Richard Ramlall

404-302-9982

ir@inap.com

Carolyn Capaccio/Jody Burfening

LHA

212-838-3777

inap@lhai.com

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corporation-raises-43-million-in-common-equity-private-placement-300411375.html

SOURCE Internap Corporation

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